UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2020

KBL MERGER CORP. IV

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Park Place, Suite 45E New York, NY	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 502-2727

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KBLM	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $5.75 per half share	KBLMW	The NASDAQ Stock Market LLC
Rights, exchangeable into one-tenth of one share of Common Stock	KBLMR	The NASDAQ Stock Market LLC
Units, each consisting of one share of Common Stock, one Warrant and one Right	KBLMU	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting (the “Meeting”) of the stockholders of KBL Merger Corp. IV (the “Company”) was held on November 5, 2020. As of September 30, 2020, the record date for the Meeting, 5,372,161 shares of common stock of the Company (“Common Stock”) were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below. The voting results reported below are final.

Proposal No. 1

The Company’s stockholders approved a proposal to approve and adopt the Business Combination Agreement, dated as of July 25, 2019 (as the same may be amended, the “Business Combination Agreement”), by and among the Company, KBL Merger Sub, Inc. (“KBL Merger Sub”), 180 Life Sciences Corp. (“180”), Katexco Pharmaceuticals Corp. (“Katexco”), CannBioRex Pharmaceuticals Corp. (“CBR Pharma”), 180 Therapeutics L.P. (“180 LP” and together with Katexco and CBR Pharma, the “180 Subsidiaries” and, together with 180, the “180 Parties”), and Lawrence Pemble, in his capacity as representative of the stockholders of the 180 Parties, pursuant to which KBL Merger Sub will merge with and into 180 with 180 surviving the merger and continuing as a wholly-owned subsidiary of KBL, and in consideration thereof, the stockholders of 180 shall receive shares of Common Stock, and the existing exchangeable shares (collectively, the “Exchangeable Shares”) of CannBioRex Purchaseco ULC and/or Katexco Purchaseco ULC, Canadian subsidiaries of 180, shall be adjusted in accordance with the share provisions in the articles of CannBioRex Purchaseco ULC or Katexco Purchaseco ULC, as applicable, governing the Exchangeable Shares such that they are multiplied by the Exchange Ratio and become exchangeable into shares of Common Stock, based upon the following votes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED
5,111,315	0	0

Proposal No. 2

The Company’s stockholders approved a proposal to amend the amended and restated certificate of incorporation of the Company (the “Charter”) to create two new classes of capital stock designated as Class C Special Voting Share and Class K Special Voting Share of the Company that will entitle the holder thereof to an aggregate number of votes, on any particular matter, proposition or question, equal to the number of Exchangeable Shares of each of CannBioRex Purchaseco ULC and Katexco Purchaseco ULC, respectively, that are outstanding from time to time, based upon the following votes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED
5,111,115	0	200

Proposal No. 3

The Company’s stockholders approved a proposal to amend the Charter to increase the number of authorized shares of Common Stock from 35,000,000 shares to 100,000,000 shares, based upon the following votes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED
5,111,115	0	200

Proposal No. 4

The Company’s stockholders approved a proposal to amend the Charter to increase the number of authorized shares of preferred stock from 1,000,000 shares to 5,000,000 shares, based upon the following votes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED
5,111,115	0	200

Proposal No. 5

The Company’s stockholders approved a proposal to amend the Charter to change the name of “KBL Merger Corp. IV” to “180 Life Sciences Corp.”, based upon the following vote:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED
5,111,315	0	0

Proposal No. 6

The Company’s stockholders approved a proposal to amend the Charter to eliminate provisions in the Charter relating to the Company’s initial business combination that will no longer be applicable to the Company following the closing of the proposed business combination with 180 as contemplated by the Business Combination Agreement, based upon the following vote:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED
5,111,115	0	200

Proposal No. 7

The Company’s stockholders approved, for purposes of complying with applicable listing rules of The Nasdaq Capital Market: (a) the issuance of at least 14,911,263 shares of Common Stock in connection with the closing of the proposed business combination with 180 as contemplated by the Business Combination Agreement; and (b) the future issuance of up to 2,588,737 shares of Common Stock to holders of Exchangeable Shares in connection with any exchange of their Exchangeable Shares of each of CannBioRex Purchaseco ULC and Katexco Purchaseco ULC, based upon the following vote:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED
5,111,115	0	200

Proposal No. 8

The Company’s stockholders approved a proposal to adopt the 180 Life Sciences Corp. 2020 Long Term Incentive Plan and the material terms thereunder, based upon the following vote:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED
5,111,315	0	0

Stockholders holding 816,461 public shares exercised their right to redeem such public shares into a pro rata portion of the Trust Account. As a result, an aggregate of approximately $9,006,492.76 will be removed from the Company’s trust account to pay such holders. Following such redemptions, a total of approximately $1,367,364.54 will remain in the Company’s trust account.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2020

KBL MERGER CORP. IV

By:	/s/ Marlene Krauss, M.D.
Name: Marlene Krauss, M.D.
Title: Chief Executive Officer

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